CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of the Northern Lights Fund Trust II relating to the financial statements and financial highlights of Dynamic International Opportunity Fund and Dynamic U.S. Opportunity Fund, each a series of shares of beneficial interest in Northern Lights Fund Trust II. Such financial statements and financial highlights appear in the December 31, 2022 Annual Report to Shareholders.

BBD, LLP

Philadelphia, Pennsylvania
April 25, 2024